CERTIFICATION

      Re: GSAA Home Equity Trust 2005-MTR1 (the "Trust") Asset-Backed Certificates Series 2005-MTR1, issued pursuant to the Trust Agreement, dated as of October 1, 2005 (this "Agreement"), among GS Mortgage Securities Corp. (the "Depositor") and Deutsche Bank National Trust Company, as trustee (the "Trustee").

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I, Michelle Gill, certify that:

1. I have reviewed this annual report on Form 10-K (the "Annual Report"), and all reports on Form 8-K containing distribution date reports (collectively with this Annual Report, the "Reports") filed in respect of periods included in the year covered by this Annual Report, of the Trust;

2. Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this Annual Report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Servicing Agreements for inclusion in the Reports is included in the Reports;

4. Based on my knowledge and upon the annual compliance statement included in this Annual Report and required to be delivered to the Trustee in accordance with the terms of the Servicing Agreements, and except as disclosed in the Reports, the Servicer has fulfilled its obligations under the Servicing Agreements; and

5. The Reports disclose all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Servicing Agreements, that is included in the Reports.

            In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: the Trustee and the JPMorgan Chase Bank, National Association, as Servicer.

      Date: March 29, 2006


      By:  /s/   Michelle Gill
          Name:  Michelle Gill
          Title: Vice President